EX-24.1
                      CONSENT OF SCHONFELD & WEINSTEIN, LLP







Ex- 24.1


To The Board of Directors of
Lorelei Corporation:

                   Re: Lorelei Corporation


SCHONFELD & WEINSTEIN, L.L.P. does hereby consent to the use of our opinion dated October 15, 2001 to Lorelei Corporation to be used and filed in connection with the SB-2 Registration Statement and Prospectus, as filed with the Securities and Exchange Commission.




Schonfeld & Weinstein, L.L.P.

SCHONFELD & WEINSTEIN, L.L.P.

Dated: October 15, 2001

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